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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 January 9, 2006
                                 ---------------


                           United Parcel Service, Inc.
                           ---------------------------
             (Exact name of registrant as specified in its charter)

                  Delaware                         001-15451                     58-2480149
                  --------                         ---------                     ----------
              (State or other                     (Commission                  (IRS Employer
               jurisdiction                       File Number)              Identification Number)
             of incorporation)


                         55 Glenlake Parkway, N.E.
                              Atlanta, Georgia                                     30328
                              ----------------                                     -----
                  (Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (404) 828-6000
                                                           --------------

                                 Not applicable
                                 --------------

          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 9, 2006, the Compensation Committee (the "Committee") of the Board of Directors of United Parcel Service, Inc. (the "Company") approved the award of restricted stock units ("RSUs") to be granted as UPS 2006 Long-Term Incentive Performance Awards. The awards are expected to be granted on or about March 1, 2006. The Committee also approved certain performance and earnings criteria for the awards. The awards are authorized under the UPS Incentive Compensation Plan (the "Plan") that has been approved by Company's shareowners and filed with the SEC.

Under the Plan, restricted stock units ("RSUs") representing shares of class A common stock will be awarded to executive officers, officers and certain other eligible managers pursuant to a RSU award agreement. Target RSU award grants will range in size from 50%-250% of annual salary. The target RSU awards to be granted will be based upon the closing price of UPS class B common stock on or about February 28, 2006.

Of the total target award, 90% of the target award will be divided into three substantially equal tranches, one for each calendar year in the three-year award cycle from 2006 - 2008. The specific performance measures and targets for each such tranche will be determined by the Committee either before or within the first quarter of the calendar year in which the performance is measured. The number of RSUs earned each year will be the target number adjusted for the percentage achievement of performance criteria targets for the year based on a matrix developed by the Committee that will provide for 100% payment of the target RSUs for the tranche upon 100% achievement of the performance criteria targets for the year and that also may provide for payment of a percentage less than or more than 100% of target RSUs for the tranche based on achievement of performance criteria targets (as determined by the Committee) at a percentage less than or more than 100%. The performance criteria approved by the Committee for 2006 include consolidated operating return on invested capital and growth in consolidated revenue. The performance criteria will be determined by the Committee in its discretion. The Committee will retain the discretion to adjust the Company's results during the award cycle to exclude the effects of certain transactions and accounting changes for purposes of determining achievement of the performance criteria. The award, if earned, will vest on December 31, 2008, provided the participant has been continuously employed through the vesting date. Special vesting rules apply to terminations by reason of death, disability or retirement.

Of the total target award, 10% of the target award will be based upon the Company's achievement of adjusted earnings for the three-year award cycle compared to a target designated by the Committee at the start of the award cycle. The Committee will retain the discretion to adjust the Company's results during the award cycle to exclude the effects of certain transactions and accounting changes for purposes of determining achievement of this earnings target. If the target is met (as determined by the Committee) the award will vest on December 31, 2008, provided the participant has been continuously employed through the vesting date.

A participant's earned RSU account will be adjusted quarterly for dividends paid on UPS class A common stock. The RSU awards that vest will be paid in the form of UPS class A shares on March 13, 2009 (or earlier in the event of death).

The Company will file the form of Restricted Stock Unit Award Agreement when it is finalized.







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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     UNITED PARCEL SERVICE, INC.



Date:  January 13, 2006              By: /s/ D. Scott Davis
                                         ------------------------------------
                                         Name:  D. Scott Davis
                                         Title: Senior Vice President, Treasurer
                                                 and Chief Financial Officer